Questar Recast 2010 Form 10-Q for the quarter ended March 31, 2010

Exhibit No. 99.1.

TABLE OF CONTENTS

Page No.

EXPLANATORY NOTE

2

PART I.

FINANCIAL INFORMATION

ITEM 1.

FINANCIAL STATEMENTS (Unaudited)

3

ITEM 2.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

  RESULTS OF OPERATIONS

12

ITEM 3.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

18

PART II.

OTHER INFORMATION

ITEM 1.

LEGAL PROCEEDINGS

19

ITEM 6.

EXHIBITS

20

SIGNATURES

20

EXPLANATORY NOTE

Effective May 18, 2010, Questar Market Resources, Inc., (Market Resources) a wholly-owned subsidiary of Questar Corporation (Questar or Company), merged with and into its newly-formed, wholly-owned subsidiary, QEP Resources, Inc. (QEP), a Delaware corporation in order to reincorporate in the State of Delaware (Reincorporation Merger). The Reincorporation Merger was effected pursuant to an Agreement and Plan of Merger entered into between Market Resources and QEP. The Reincorporation Merger was approved by the boards of directors of Market Resources and QEP and submitted to a vote of, and approved by, Questar, as sole shareholder of Market Resources, and by Market Resources, as sole shareholder of QEP on May 18, 2010.

On June 30, 2010, Questar distributed all of the shares of common stock of QEP held by Questar to Questar shareholders in a tax-free, pro rata dividend (the Spinoff). Each Questar shareholder received one share of QEP common stock for each one share of Questar common stock held (including fractional shares) at the close business on the record date. In connection therewith, QEP distributed Wexpro Company (Wexpro), a wholly-owned subsidiary of QEP, to Questar. In addition, Questar contributed $250.0 million of equity to QEP prior to the Spinoff.

This Current Report on Form 8-K of Questar recasts the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, (the Original Filing) which was filed with the Securities and Exchange Commission on May 5, 2010. The Company is filing this Current Report on Form 8-K for the purpose of recasting the financial statements, notes, and management's discussion and analysis to present the Company's subsidiary QEP as discontinued operations for all periods presented and reflects the financial condition and operating results of Wexpro as a separate line of business.

PART I. FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS.

QUESTAR CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	3 Months Ended March 31,		12 Months Ended March 31,
	2010 (recast)	2009 (recast)	2010 (recast)	2009 (recast)
	(in millions, except per share amounts)
REVENUES
Questar Gas	$ 360.7	$ 405.7	$ 873.9	$1,009.7
Questar Pipeline	47.7	41.3	179.6	172.6
Wexpro	6.2	2.4	21.6	25.2
Total Revenues	414.6	449.4	1,075.1	1,207.5
OPERATING EXPENSES
Cost of sales (excluding operating expenses shown separately)	158.3	216.0	273.7	445.5
Operating and maintenance	51.8	46.5	172.9	156.3
General and administrative	26.2	22.4	97.2	90.1
Production and other taxes	14.6	12.6	44.4	57.3
Depreciation, depletion and amortization	38.9	36.6	149.4	137.2
Impairment	-	-	-	14.0
Total Operating Expenses	289.8	334.1	737.6	900.4
Net gain (loss) from asset sales	-	0.1	0.1	4.3
Operating Income	124.8	115.4	337.6	311.4
Interest and other income	2.8	2.8	12.5	22.3
Income from unconsolidated affiliate	1.0	1.0	3.8	1.6
Interest expense	(14.3)	(16.1)	(57.8)	(64.9)
Income From Continuing Operations Before Income Taxes	114.3	103.1	296.1	270.4
Income taxes	(42.1)	(37.8)	(108.7)	(95.6)
INCOME FROM CONTINUING OPERATIONS	72.2	65.3	187.4	174.8
Discontinued operations, net of income taxes	78.7	2.4	291.7	397.5
Discontinued operations, noncontrolling interest	(0.6)	(0.5)	(2.7)	(7.1)
Total Discontinued Operations, Net Of Income Taxes	78.1	1.9	289.0	390.4
NET INCOME ATTRIBUTABLE TO QUESTAR	$ 150.3	$ 67.2	$ 476.4	$ 565.2
Earnings Per Common Share Attributable To Questar
Basic from continuing operations	$0.41	$0.38	$1.06	$1.02
Basic from discontinued operations	0.45	0.01	1.67	2.25
Basic Total	$0.86	$0.39	$2.73	$3.27
Diluted from continuing operations	$0.41	$0.37	$1.06	$1.00
Diluted from discontinued operations	0.44	0.01	1.64	2.21
Diluted Total	$0.85	$0.38	$2.70	$3.21
Weighted-average common shares outstanding
Used in basic calculation	174.9	173.8	174.4	173.0
Used in diluted calculation	177.2	175.9	176.6	175.9
Dividends per common share	$0.13	$0.125	$0.51	$0.495

See notes accompanying the condensed consolidated financial statements

QUESTAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2010 (recast)	March 31, 2009 (recast)	December 31, 2009 (recast)
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$ -	$ -	$ 11.5
Notes receivable	53.0	28.9	39.3
Accounts receivable, net	127.7	138.2	122.8
Unbilled-gas accounts receivable	57.6	46.3	86.9
Gas stored underground	11.6	11.6	42.9
Materials and supplies	21.4	25.2	19.9
Regulatory assets	38.1	29.5	43.4
Prepaid expenses and other	6.3	4.0	8.6
Deferred income taxes - current	14.3	12.4	14.3
Current assets of discontinued operations	684.6	830.1	562.4
Total Current Assets	1,014.6	1,126.2	952.0
Property, Plant and Equipment	4,379.5	4,113.5	4,338.9
Accumulated depreciation, depletion and amortization	(1,657.3)	(1,538.6)	(1,625.3)
Net property, plant and equipment of discontinued operations	5,222.0	4,658.0	5,091.3
Net Property, Plant and Equipment	7,944.2	7,232.9	7,804.9
Investment in unconsolidated affiliate	28.3	28.6	28.1
Regulatory assets	22.4	24.9	23.5
Other noncurrent assets	35.3	38.1	34.9
Noncurrent assets of discontinued operations	282.9	273.8	175.2
TOTAL ASSETS	$9,327.7	$8,724.5	$9,018.6
LIABILITIES AND EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$ 0.8	$ 8.6	$ -
Short-term debt	134.5	65.5	169.0
Notes payable	27.9	20.8	52.9
Accounts payable and accrued expenses	207.4	160.7	232.2
Regulatory liabilities	10.6	98.6	30.7
Current portion of long-term debt	-	42.0	-
Current liabilities of discontinued operations	750.4	518.1	584.2
Total Current Liabilities	1,131.6	914.3	1,069.0
Long-term debt, less current portion	831.2	779.9	831.2
Long-term note payable	-	50.0	-
Deferred income taxes	379.3	288.0	377.7
Asset retirement obligations	57.5	62.1	65.0
Defined benefit pension plan and other postretirement benefits	210.6	253.2	206.9
Other long-term liabilities	88.2	95.4	87.5
Noncurrent liabilities of discontinued operations	2,749.6	2,729.6	2,824.2
EQUITY
Common stock	462.5	425.2	454.8
Retained earnings	3,205.2	2,817.8	3,077.7
Accumulated other comprehensive income (loss)	157.7	250.9	(30.3)
TOTAL COMMON SHAREHOLDERS' EQUITY	3,825.4	3,493.9	3,502.2
Noncontrolling interest of discontinued operations	54.3	58.1	54.9
Total Equity	3,879.7	3,552.0	3,557.1
TOTAL LIABILITIES AND EQUITY	$9,327.7	$8,724.5	$9,018.6

See notes accompanying the condensed consolidated financial statements

QUESTAR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	3 Months Ended March 31,
	2010 (recast)	2009 (recast)
	(in millions)
OPERATING ACTIVITIES
Net income	$ 150.9	$ 67.7
Discontinued operations, net of income taxes	(78.7)	(2.4)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	40.6	38.4
Deferred income taxes	1.6	12.7
Share-based compensation	2.8	1.8
Net (gain) from asset sales	-	(0.1)
(Income) from unconsolidated affiliate	(1.0)	(1.0)
Distributions from unconsolidated affiliate	0.8	-
Changes in operating assets and liabilities	26.5	88.3
Net Cash Provided By Operating Activities Of Continuing Operations	143.5	205.4
INVESTING ACTIVITIES
Property, plant and equipment	(60.9)	(67.0)
Cash used in disposition of assets	(0.2)	(0.2)
Proceeds from disposition of assets	-	1.2
Change in notes receivable	(13.7)	60.5
Net Cash Used In Investing Activities Of Continuing Operations	(74.8)	(5.5)
FINANCING ACTIVITIES
Common stock issued	5.9	3.2
Common stock repurchased	(5.9)	(4.0)
Change in short-term debt	(34.5)	(165.6)
Change in notes payable	(25.0)	(19.9)
Checks outstanding in excess of cash balances	0.8	7.4
Dividends paid	(22.8)	(21.7)
Tax benefits from share-based compensation	1.3	0.7
Net Cash Used In Financing Activities Of Continuing Operations	(80.2)	(199.9)
CASH USED IN CONTINUING OPERATIONS	(11.5)	-
Cash provided by operating activities of discontinued operations	222.0	275.4
Cash used in investing activities of discontinued operations	(263.4)	(297.7)
Cash provided by (used in) financing activities of discontinued operations	22.1	(2.8)
Effect of change in cash and cash equivalents of discontinued operations	19.3	25.1
Change in cash and cash equivalents	(11.5)	-
Beginning cash and cash equivalents	11.5	-
Ending cash and cash equivalents	$ -	$ -

See notes accompanying the condensed consolidated financial statements

QUESTAR CORPORATION

NOTES ACCOMPANYING THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Nature of Business

Questar Corporation (Questar or the Company) is a Rockies-based integrated natural gas company with three complementary lines of business:

- Wexpro Company (Wexpro) develops and produces natural gas from cost-of-service reserves for Questar Gas.

- Questar Pipeline Company (Questar Pipeline) operates interstate natural gas pipelines and storage facilities in the western

     United States and provides other energy services.

- Questar Gas Company (Questar Gas) provides retail natural gas distribution in Utah, Wyoming and Idaho.

Questar is headquartered in Salt Lake City, Utah. Shares of Questar common stock trade on the New York Stock Exchange (NYSE:STR).

Note 2 - Basis of Presentation of Interim Consolidated Financial Statements

The interim condensed consolidated financial statements contain the accounts of Questar and its majority-owned or controlled subsidiaries. The condensed consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles (GAAP) and with the instructions for Quarterly Reports on Form 10-Q and Regulations S-X and S-K. All significant intercompany accounts and transactions have been eliminated in consolidation.

The condensed consolidated financial statements reflect all normal, recurring adjustments and accruals that are, in the opinion of management, necessary for a fair presentation of financial position and results of operations for the interim periods presented. Interim condensed consolidated financial statements do not include all of the information and notes required by GAAP for audited annual consolidated financial statements. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, as recast on a Current Report on Form 8-K filed September 29, 2010.

The preparation of the condensed consolidated financial statements and notes in conformity with GAAP requires that management make estimates and assumptions that affect the amounts of revenues, expenses, assets and liabilities, and disclosure of contingent assets and liabilities. Actual results could differ from estimates. The results of operations for the three and twelve months ended March 31, 2010, are not necessarily indicative of the results that may be expected for the year ending December 31, 2010.

Questar uses the equity method to account for its investment in an unconsolidated affiliate where it does not have control, but has significant influence. Generally, the investment in unconsolidated affiliate on the Company's consolidated balance sheets equals the Company's proportionate share of equity reported by the unconsolidated affiliate. Investment is assessed for possible impairment when events indicate that the fair value of the investment may be below the Company's carrying value. When such a condition is deemed to be other than temporary, the carrying value of the investment is written down to its fair value, and the amount of the write-down is included in the determination of net income.

White River Hub, LLC, a limited liability company and FERC-regulated transporter of natural gas, is the single unconsolidated affiliate. Questar Pipeline owns 50% of White River Hub, LLC, and is the operator.

Effective May 18, 2010, Questar Market Resources, Inc., (Market Resources) a wholly-owned subsidiary of Questar Corporation (Questar or Company), merged with and into its newly-formed, wholly-owned subsidiary, QEP Resources, Inc. (QEP), a Delaware corporation in order to reincorporate in the State of Delaware (Reincorporation Merger). The Reincorporation Merger was effected pursuant to an Agreement and Plan of Merger entered into between Market Resources and QEP. The Reincorporation Merger was approved by the boards of directors of Market Resources and QEP and submitted to a vote of, and approved by, Questar, as sole shareholder of Market Resources, and by Market Resources, as sole shareholder of QEP on May 18, 2010.

On June 30, 2010, Questar distributed all of the shares of common stock of QEP held by Questar to Questar shareholders in a tax-free, pro rata dividend (the Spinoff). Each Questar shareholder received one share of QEP common stock for each one share of Questar common stock held (including fractional shares) at the close business on the record date. In connection therewith, QEP distributed Wexpro Company (Wexpro), a wholly-owned subsidiary of QEP, to Questar. In addition, Questar contributed $250.0 million of equity to QEP prior to the Spinoff.

The financial information presented in this Current Report on Form 8-K recasts QEP's financial condition and operating results as discontinued operations for all periods presented and reflects Wexpro's financial condition and operating results as a separate line of business. A summary of discontinued operations can be found in Note 3.

All dollar and share amounts in this Current Report on Form 8-K are in millions, except per-share information and where otherwise noted.

Note 3 - Discontinued Operations

QEP operations are reflected as discontinued operations in this Current Report on Form 8-K and summarized below:

	3 Months Ended March 31,		12 Months Ended March 31,
	2010	2009	2010	2009
	(in millions, except per share amounts)
Revenues	$580.1	$482.1	$2,070.5	$2,230.2
Operating income	142.9	155.1	573.3	891.0
--
Discontinued operations, net of income taxes	78.7	2.4	291.7	397.5
Discontinued operations, noncontrolling interest	(0.6)	(0.5)	(2.7)	(7.1)
Total discontinued operations, net of income taxes	$ 78.1	$ 1.9	$ 289.0	$ 390.4
Earnings Per Common Share Attributable To Questar
Basic from discontinued operations	$ 0.45	$ 0.01	$ 1.67	$ 2.25
Diluted from discontinued operations	0.44	0.01	1.64	2.21

Note 4 - Comprehensive Income

Comprehensive income is the sum of net income attributable to Questar as reported in the Consolidated Statements of Income and other comprehensive income (loss). Other comprehensive income (loss) includes changes in the market value of commodity-based derivative instruments and recognition of the under-funded position of the defined benefit pension plan and other postretirement benefits (employee benefits). These transactions are not the culmination of the earnings process but result from periodically adjusting historical balances to fair value. Income or loss is recognized when the pension or other postretirement benefit costs are accrued. Comprehensive income attributable to Questar is shown below:

	3 Months Ended March 31,		12 Months Ended March 31,
	2010	2009	2010	2009
	(recast)	(recast)	(recast)	(recast)
	(in millions)
Net income	$ 150.9	$ 67.7	$ 479.1	$ 572.3
Other comprehensive income (loss)
Employee benefits	-	-	47.8	(146.7)
Long-term investment	0.1	-	0.1	-
Discontinued operations
Change in unrealized fair value of derivatives	299.2	89.6	(195.5)	894.5
Income taxes	(111.3)	(33.4)	54.4	(278.5)
Net other comprehensive income (loss)	188.0	56.2	(93.2)	469.3
Comprehensive income	338.9	123.9	385.9	1,041.6
Discontinued operations, noncontrolling interest	(0.6)	(0.5)	(2.7)	(7.1)
Comprehensive income attributable to Questar	$ 338.3	$ 123.4	$ 383.2	$1,034.5

The components of Accumulated Other Comprehensive Income (Loss) (AOCI), net of income taxes, shown on the Condensed Consolidated Balance Sheets are as follows:

	March 31,	March 31,	December 31,
	2010	2009	2009
	(in millions)
Employee benefits	($117.4)	($146.9)	($117.4)
Long-term investment	0.1	-	-
Discontinued operations, unrealized fair value of derivatives	275.0	397.8	87.1
Accumulated Other Comprehensive (Loss)	$ 157.7	$250.9	($ 30.3)

Note 5 - Earnings Per Share

Basic earnings per share (EPS) is computed by dividing net income attributable to Questar by the weighted-average number of common shares outstanding during the reporting period. Diluted EPS includes the potential increase in the number of outstanding shares that could result from the exercise of in-the-money stock options. A reconciliation of the components of basic and diluted shares used in the EPS calculation follows:

	3 Months Ended March 31,		12 Months Ended March 31,
	2010	2009	2010	2009
	(in millions)
Weighted-average basic common shares outstanding	174.9	173.8	174.4	173.0
Potential number of shares issuable under the Long- Term Stock Incentive Plan	2.3	2.1	2.2	2.9
Average diluted common shares outstanding	177.2	175.9	176.6	175.9

Note 6 - Asset Retirement Obligations

Questar records asset retirement obligations (ARO) when there are legal obligations associated with the retirement of tangible long-lived assets. The fair values of retirement costs are estimated by Company personnel based on abandonment costs of similar properties available to field operations and depreciated over the life of the related assets. Revisions to ARO estimates result from changes in expected cash flows or material changes in estimated retirement costs. The ARO liability is adjusted to present value each period through an accretion calculation using a credit-adjusted risk-free interest rate. Income or expense resulting from the settlement of ARO liabilities is included in net gain or (loss) from asset sales on the Consolidated Statements of Income. Changes in ARO were as follows:

	2010	2009
	(recast)	(recast)
	(in millions)
ARO liability at January 1	$65.0	$58.9
Accretion	0.7	0.8
Liabilities incurred	0.2	-
Revisions	(8.3)	2.4
Liabilities settled	(0.1)	-
ARO liability at March 31	$57.5	$62.1

Wexpro collects from Questar Gas and deposits in trust certain funds related to estimated ARO costs. The funds are recorded in other noncurrent assets on the Condensed Consolidated Balance Sheets and used to satisfy retirement obligations as the properties are abandoned. The accounting treatment of reclamation activities associated with ARO for properties administered under the Wexpro Agreement is defined in a guideline letter between Wexpro and the Utah Division of Public Utilities and the staff of the Public Service Commission of Wyoming (PSCW).

Note 7 - Fair Value Measurements

Questar measures and discloses fair values in accordance with the provisions of ASC 820 "Fair Value Measurements and Disclosures." ASC 820 establishes a fair-value hierarchy of Levels 1, 2 and 3 based on inputs with Level 1 measures calculated from the most visible inputs. Level 1 inputs are unadjusted quoted prices for identical assets or liabilities in active markets that the

Company has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability.

The following table discloses the fair value and related carrying amount of certain financial instruments not disclosed in other notes to the consolidated financial statements in this Current Report on Form 8-K:

	Carrying	Estimated	Carry	Estimated
	Amount	Fair Value	Amount	Fair Value
	March 31, 2010		December 31, 2009
	(recast)		(recast)
	(in millions)
Financial assets
Cash and cash equivalents	$ -	$ -	$ 11.5	$ 11.5
Notes receivable	53.0	53.0	39.3	39.3
Long-term investment	12.2	12.2	11.7	11.7
Financial liabilities
Checks outstanding in excess of cash balances	0.8	0.8	-	-
Short-term debt	134.5	134.5	169.0	169.0
Notes payable	27.9	27.9	52.9	52.9
Long-term debt, including current portion	831.2	913.1	831.2	895.0

The carrying amounts of cash and cash equivalents, notes receivable, checks outstanding in excess of cash balances, notes payable and short-term debt approximate fair value. The fair value of fixed-rate long-term debt is based on the discounted present value of cash flows using the Company's current credit-risk adjusted borrowing rates. Notes receivable, notes payable and long-term note payable represent borrowing transactions between Questar and pre-Spinoff affiliated companies. The long-term investment consists of money market and short-term bond index mutual funds, and represents funds held in Wexpro's trust (see Note 6). The fair value of the long-term investment is based on quoted prices for the underlying mutual funds, and is considered a Level 1 fair value.

Note 8 - Share-Based Compensation

Questar issues stock options and restricted shares to certain officers, employees and non-employee directors under its Long-Term Stock Incentive Plan (LTSIP). To generally preserve the potential benefits under the LTSIP prior to the Spinoff, stock options and restricted share awards outstanding as of June 30, 2010, were adjusted and bifurcated into stock options and restricted share awards for both Questar and QEP, respectively. The exercise price of options and the grant-day prices of restricted shares were modified using the ratio of the June 30, 2010, closing prices of Questar, $14.66 or 32.23%, and QEP, $30.83 or 67.77%.

Questar recognizes expense over time as the stock options or restricted shares vest. First quarter share-based compensation expense amounted to $2.8 million in 2010 compared to $1.8 million in 2009. Deferred share-based compensation, representing the unvested value of restricted share awards, amounted to $10.2 million at March 31, 2010. Deferred share-based compensation is included in common stock on the Condensed Consolidated Balance Sheets. First quarter cash flow from income tax benefits in excess of recognized compensation expense amounted to $1.3 million in 2010 compared to $0.7 million in 2009. There were 7,379,847 shares available for future grants at March 31, 2010.

The Company uses the Black-Scholes-Merton mathematical model in estimating the fair value of stock options for accounting purposes. Fair-value calculations rely upon subjective assumptions used in the mathematical model and may not be representative of future results. The Black-Scholes-Merton model was intended for measuring the value of options traded on an exchange. The calculated fair value of options granted and major assumptions used in the model at the date of grant are listed below:

Stock Option Variables 3 Months Ended March 31, 2010
Fair value of options at grant date (recast)	$13.10
Risk-free interest rate	2.30%
Expected price volatility	30.3%
Expected dividend yield	1.18%
Expected life in years	5.2

Unvested stock options decreased by 91,004 to 703,328 in the first quarter of 2010. Stock options of certain employees were immediately vested as a result of the Spinoff. Stock-option transactions under the terms of the LTSIP recast for the effect of the Spinoff are summarized below:

	Options Outstanding (recast)	Price Range (recast)	Weighted- average Price (recast)
Balance at January 1, 2010	3,001,999	$2.42 - $17.35	$ 6.42
Granted	266,000	13.10	13.10
Exercised	(84,908)	2.42 - 4.52	3.27
Balance at March 31, 2010	3,183,091	$3.70 - $17.35	$ 7.07

Options Outstanding (recast)				Options Exercisable (recast)		Unvested Options (recast)
Range of exercise prices	Number outstanding at March 31, 2010	Weighted-average remaining term in years	Weighted-average exercise price	Number exercisable at March 31, 2010	Weighted-average exercise price	Number unvested at March 31, 2010	Weighted- average exercise price
$ 3.70	517,646	1.8	$ 3.70	517,646	$ 3.70	-	$ -
4.37 - 4.79	1,478,445	2.0	4.42	1,478,445	4.42	-	-
7.84 - 10.01	150,000	5.3	8.56	100,000	7.84	50,000	10.01
$10.91 - $17.35	1,037,000	3.7	12.30	383,672	12.35	653,328	12.27
	3,183,091	2.7	$ 7.07	2,479,763	$ 5.63	703,328	$ 12.11

Restricted share grants typically vest in equal installments over a three- or four-year period from the grant date. Several grants vest in a single installment after a specified period. The weighted-average vesting period of unvested restricted shares at March 31, 2010, was 20 months. Restricted share transactions under the terms of the LTSIP recast for the effect of the Spinoff are summarized below:

	Unvested Restricted Shares (recast)	Price Range (recast)	Weighted-average Price (recast)
Balance at January 1, 2010	331,475	$10.01 - $17.57	$13.43
Granted	172,150	13.10	13.10
Distributed	(111,494)	11.40 - 17.35	13.88
Balance at March 31, 2010	392,131	$10.01 - $17.57	$13.16

As result of the Spinoff and bifurcation of share-based awards, restricted QEP shares and QEP stock options were granted to certain officers, employees and non-employee directors of Questar. The awards include 392,131 unvested restricted shares with a weighted-average price of $27.68 per share and 703,328 unvested stock options with a weighted-average price of $25.47 per share. Questar will recognize expense in future periods for these unvested share-based awards. In addition, certain QEP officers, employees and non-employee directors received 1,815,494 Questar stock options.

Note 9 - Employee Benefits

The defined benefit pension plan and other postretirement benefits along with related assets, liabilities and expenses apply to all eligible Questar and QEP employees.

Questar has defined-benefit pension and life insurance plans covering a majority of its employees. The Company closed its postretirement medical coverage and life insurance to employees hired or rehired after January 1, 1997, and established maximum amounts paid by the Company. Questar is subject to and complies with minimum-required and maximum-allowed annual contribution levels for its qualified retirement plan as determined by the Employee Retirement Income Security Act and Internal Revenue Code. Subject to these limitations, Questar plans to fund the qualified retirement plan in amounts approximately equal to the yearly expense, which is estimated to be $20.8 million for 2010. Pension expense increased year-over-year because the pension liabilities were revalued on June 30, 2010, using a lower discount rate and returns on plan assets were lower than expected. On July 1, 2010, Questar closed its defined-benefit pension plan to new hires or rehires.

The Company also has a nonqualified pension plan for eligible employees, which provides a benefit in addition to the benefit limit defined by the Internal Revenue Service for qualified pension plans. The nonqualified pension plan is unfunded. Claims are paid from the Company general funds. The 2010 nonqualified pension plan expense is estimated to be $3.9 million. Components of the qualified and nonqualified pension expense included in the determination of net income are listed below:

	3 Months Ended March 31,		12 Months Ended March 31,
	2010	2009	2010	2009
	(in millions)
Service cost	$2.4	$2.5	$9.8	$9.7
Interest cost	7.9	7.2	30.3	28.3
Expected return on plan assets	(6.4)	(6.4)	(25.3)	(26.3)
Prior service and other costs	0.3	0.3	1.2	1.2
Recognized net-actuarial loss	1.8	1.5	6.9	5.1
Settlement costs	0.2	0.3	1.9	0.9
Pension expense	$6.2	$5.4	$24.8	$18.9

The Company currently estimates a $6.1 million expense for postretirement benefits other than pensions in 2010 before $0.8 million for accretion of a regulatory liability. Postretirement benefits include an estimate of the effect of the Medicare Prescription Drug, Improvement and Modernization Act of 2003. Questar's prescription drug benefit is actuarially equivalent to Part D of Medicare and therefore qualifies for a federal subsidy available on benefits provided to plan participants. In 2004, the Medicare Part D benefit reduced the accumulated postretirement benefit obligation by $2.0 million. By year-end 2009, the Medicare Part D subsidy grew to $4.0 million. Yearly amortization of this benefit amounting to $0.3 million reduces expense through a decrease in the amortization of the unrecognized net loss. The Medicare Part D subsidy is no longer tax exempt as a result of the Health Care and Education Reconciliation Act of 2010. Receipts of Medicare Part D subsidies reduce Company contributions to the employee plan. Expense components are listed below:

	3 Months Ended March 31,		12 Months Ended March 31,
	2010	2009	2010	2009
	(in millions)
Service cost	$0.2	$0.2	$0.7	$0.7
Interest cost	1.2	1.2	4.6	4.6
Expected return on plan assets	(0.5)	(0.5)	(2.2)	(3.1)
Amortization of transition obligation	0.5	0.5	1.9	1.9
Amortization of losses	0.2	0.3	0.8	0.3
Accretion of regulatory liability	0.2	0.2	0.8	0.8
Postretirement benefits expense	$1.8	$1.9	$6.6	$5.2

Note 10 - Operations by Line of Business

Questar's three complementary lines of business include Wexpro, which develops and produces natural gas on behalf of Questar Gas's customers; Questar Pipeline, which operates interstate natural gas pipelines and storage facilities; and Questar Gas, which provides retail natural gas distribution in Utah, Wyoming and Idaho. Line-of-business information is presented according to senior management's basis for evaluating performance and considering differences in the nature of products, services and regulation among other factors. Following is a summary of operations by line of business:

	3 Months Ended March 31,		12 Months Ended March 31,
	2010	2009	2010	2009
	(recast)	(recast)	(recast)	(recast)
	(in millions)
Revenues from Unaffiliated Customers
Wexpro	$ 6.2	$ 2.4	$ 21.6	$ 25.2
Questar Pipeline	47.7	41.3	179.6	172.6

Questar Gas	360.7	405.7	873.9	1,009.7
Total	$ 414.6	$ 449.4	$1,075.1	$1,207.5
Revenues from Affiliated Companies
Wexpro	$ 60.5	$ 59.5	$ 226.1	$ 223.0
Questar Pipeline	18.8	18.5	72.5	71.6
Questar Gas	0.3	-	1.3	4.1
Total	$ 79.6	$ 78.0	$ 299.9	$ 298.7
Operating Income (Loss)
Wexpro	$ 32.8	$ 28.9	$ 128.5	$ 114.8
Questar Pipeline	33.5	29.3	119.4	109.7
Questar Gas	58.6	57.2	88.3	88.0
Corporate	(0.1)	-	1.4	(1.1)
Total	$ 124.8	$ 115.4	$ 337.6	$ 311.4
Income From Continuing Operations
Wexpro	$ 21.2	$ 18.8	$ 83.1	$ 76.5
Questar Pipeline	17.2	14.7	60.7	56.8
Questar Gas	33.1	31.8	42.9	41.4
Corporate	0.7	-	0.7	0.1
Total	$ 72.2	$ 65.3	$ 187.4	$174.8

Note 11 - Questar Gas General Rate Case

On April 8, 2010, the Public Service Commission of Utah (PSCU) approved a stipulated settlement of Questar Gas's Utah general rate case. The settlement increases Questar Gas's allowed return on equity from 10.0% to 10.35% and extends the existing conservation enabling tariff (CET). The settlement also provides for a rate-tracking mechanism to allow for recovery of the capital costs associated with Questar Gas's high-pressure natural gas feeder-line replacement program.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following information updates the discussion of Questar's financial condition provided in its 2009 Form 10-K filing, and analyzes the changes in the results of operations between the three and 12 months ended March 31, 2010, and March 31, 2009. Financial information was recast to present QEP as discontinued operations. For definitions of commonly used gas and oil terms found in this Current Report on Form 8-K, please refer to the "Glossary of Commonly Used Terms" provided in Questar's 2009 Form 10-K.

RESULTS OF OPERATIONS

Following are comparisons of income (loss) from continuing operations by line of business:

	3 Months Ended March 31,			12 Months Ended March 31,
	2010 (recast)	2009 (recast)	Change	2010 (recast)	2009 (recast)	Change
	(in millions, except per share amounts)
Wexpro	$ 21.2	$ 18.8	$ 2.4	$ 83.1	$ 76.5	$ 6.6
Questar Pipeline	17.2	14.7	2.5	60.7	56.8	3.9
Questar Gas	33.1	31.8	1.3	42.9	41.4	1.5
Corporate	0.7	-	0.7	0.7	0.1	0.6
Income from continuing operations	$ 72.2	$ 65.3	$ 6.9	$187.4	$174.8	$ 12.6
Earnings per diluted share	$0.41	$0.37	$0.04	$1.06	$1.00	$0.06
Average diluted shares	177.2	175.9	1.3	176.6	175.9	0.7

WEXPRO

Wexpro reported income of $21.2 million in the first quarter of 2010 compared to $18.8 million in first quarter of 2009, a 13% increase. For the 12 months ended March 31, 2010, Wexpro earned $83.1 million compared to $76.5 million for the year-earlier period. Following is a summary of Wexpro financial and operating results:

	3 Months Ended March 31,			12 Months Ended March 31,
	2010	2009	Change	2010	2009	Change
	(in millions)
Operating Income
Revenues
Operator service fee	$60.5	$59.7	$0.8	$225.7	$223.5	$ 2.2
Oil and NGL sales	6.2	2.4	3.8	21.2	24.8	(3.6)
Other	-	(0.2)	0.2	0.8	(0.1)	0.9
Total Revenues	66.7	61.9	4.8	247.7	248.2	(0.5)
Operating expenses
Operating and maintenance	5.0	7.4	(2.4)	18.8	25.9	(7.1)
General and administrative	4.8	4.3	0.5	17.5	14.3	3.2
Depreciation, depletion and amortization	15.9	15.0	0.9	59.7	52.2	7.5
Production and other taxes	7.8	6.3	1.5	21.5	36.7	(15.2)
Oil income sharing	0.3	-	0.3	1.3	4.1	(2.8)
Total Operating Expenses	33.8	33.0	0.8	118.8	133.2	(14.4)
Net (loss) from asset sales	(0.1)	-	(0.1)	(0.4)	(0.2)	(0.2)
Operating Income	$32.8	$28.9	$3.9	$128.5	$114.8	$13.7
Operating Statistics
Production volumes
Natural gas (Bcf)	13.0	13.2	(0.2)	48.0	48.3	(0.3)
Oil and NGL (MMbbl)	0.1	0.1	-	0.4	0.4	-
Oil and NGL average sales price (per bbl)	$64.46	$25.23	$39.23	$56.57	$67.82	($11.25)

Revenues

Wexpro earned a 20.1% after-tax return on average investment base for the 12 months ended March 31, 2010. Wexpro 2010 operating results benefited from a higher average investment base compared to the prior-year period. Pursuant to the Wexpro Agreement, Wexpro recovers its costs and receives an after-tax return on its investment base. Wexpro’s investment base includes its costs of commercial wells and related facilities adjusted for working capital and reduced for deferred income taxes and depreciation. Following is a summary of changes in the Wexpro investment base:

	12 Months Ended March 31,
	2010	2009
	(in millions)
Beginning investment base	$400.1	$314.5
Successful development wells	111.1	155.6
Depreciation, depletion and amortization	(59.6)	(52.1)
Change in deferred taxes	(23.8)	(17.9)
Ending investment base	$427.8	$400.1

Wexpro produced 13.0 bcf of cost-of-service natural gas for Questar Gas during the first quarter of 2010, down slightly from the first quarter of 2009. On an annual basis, Wexpro natural gas production provides about half of Questar Gas's supply requirements.

Revenues from oil and NGL sales increased 158% in the first quarter of 2010 over the first quarter of 2009 due to a 155% increase in the average sales price. The increase in revenues was largely offset by higher oil-related expenses and production taxes.

Expenses

Operating and maintenance expenses were down 32% in the first quarter of 2010 and 27% in the 12-month period ended March 31, 2010. Wexpro reduced spending on repairs and well workovers in the first quarter and trailing 12 months of 2010. General and administrative expenses were higher in the three- and 12-month periods ended March 31, 2010 due to higher overhead costs. Production and other taxes were higher in the first quarter of 2010 due to increased value of natural gas, oil and NGL production, but were lower in the 12-month period due to decreased value of production compared to prior-year periods.

Depreciation, depletion and amortization expense increased 6% in the first quarter of 2010 over the first quarter of 2009 due to increased investment in natural gas wells and facilities.

QUESTAR PIPELINE

Questar Pipeline reported first quarter 2010 income of $17.2 million compared with $14.7 million in 2009, a 17% increase. Income for the 12 months ended March 31, 2010 was $60.7 million compared with $56.8 million for the 12 months ended March 31, 2009. Following is a summary of Questar Pipeline financial and operating results:

	3 Months Ended March 31,			12 Months Ended March 31,
	2010	2009	Change	2010	2009	Change
	(in millions)
Operating Income
Revenues
Transportation	$47.0	$42.7	$ 4.3	$177.5	$170.9	$ 6.6
Storage	9.6	10.1	(0.5)	38.9	39.5	(0.6)
NGL sales - transportation	2.0	1.7	0.3	7.3	11.9	(4.6)
NGL sales - field services	3.1	0.1	3.0	7.2	0.3	6.9
Energy services	3.4	4.0	(0.6)	13.1	15.8	(2.7)
Other	1.4	1.2	0.2	8.1	5.8	2.3
Total Revenues	66.5	59.8	6.7	252.1	244.2	7.9
Operating expenses
Operating and maintenance	7.8	8.1	(0.3)	39.8	36.0	3.8
General and administrative	10.6	8.6	2.0	38.1	36.0	2.1
Depreciation and amortization	11.8	10.8	1.0	45.3	42.7	2.6
Asset impairment	-	-	-	-	14.0	(14.0)
Other taxes	2.4	2.3	0.1	8.7	7.9	0.8
Cost of sales	0.5	0.8	(0.3)	1.3	2.4	(1.1)
Total Operating Expenses	33.1	30.6	2.5	133.2	139.0	(5.8)
Net gain from asset sales	0.1	0.1	-	0.5	4.5	(4.0)
Operating Income	$33.5	$29.3	$ 4.2	$119.4	$109.7	$ 9.7
Operating Statistics
Natural gas-transportation volumes (MMdth)
For unaffiliated customers (recast)	155.7	155.1	0.6	624.7	641.7	(17.0)
For Questar Gas	44.0	44.4	(0.4)	112.5	122.1	(9.6)
Total Transportation	199.7	199.5	0.2	737.2	763.8	(26.6)
Transportation revenue (per dth)	$0.24	$0.21	$0.03	$0.24	$0.22	$0.02
Net firm-daily transportation demand at March 31 (in Mdth)	4,683	4,219	464	-	-	-
Natural gas processing
NGL sales (MMgal)	3.4	3.0	0.4	12.5	9.0	3.5
NGL sales price (per gal)	$1.49	$0.59	$0.90	$1.16	$1.35	($0.19)

Revenues

As of March 31, 2010, Questar Pipeline had net firm-transportation contracts of 4,683 Mdth per day, including 1,020 Mdth per day from Questar Pipeline’s 50% ownership of White River Hub, compared with 4,219 Mdth per day as of March 31, 2009. Questar Pipeline has expanded its transportation system in response to growing regional natural gas production and transportation demand. The increases in transportation revenues in the 2010 periods compared to the 2009 periods were due primarily to a compression expansion of the Overthrust Pipeline system that was completed in the fourth quarter of 2009. The company has long-term firm-transportation contracts of 460 Mdth per day associated with this expansion.

Questar Gas is Questar Pipeline’s largest transportation customer with contracts for 901 Mdth per day. The majority of the Questar Gas transportation contracts extend through mid 2017.

Questar Pipeline owns and operates the Clay Basin underground storage complex in eastern Utah. This facility is 100% subscribed under long-term contracts. In addition to Clay Basin, Questar Pipeline also owns and operates three smaller aquifer gas storage facilities. Questar Gas has contracted for 26% of firm-storage capacity at Clay Basin for terms extending from three to nine years and 100% of the firm-storage capacity at the aquifer facilities for terms extending for eight years.

Questar Pipeline charges FERC-approved transportation and storage rates that are based on straight-fixed-variable rate design. Under this rate design, all fixed costs of providing service including depreciation and return on investment are recovered through the demand charge. About 95% of Questar Pipeline costs are fixed and recovered through these demand charges. Questar Pipeline’s earnings are driven primarily by demand revenues from firm shippers. Since only about 5% of operating costs are recovered through volumetric charges, changes in transportation volumes do not have a significant impact on earnings.

NGL sales were 183% higher in the first quarter of 2010 over the first quarter of 2009 due to a 153% increase in NGL prices and a 13% increase in sales volume. Volumes increased from a processing plant that was completed in 2009 near Price, Utah.

Expenses

Operating and maintenance expenses decreased by 4% in the first quarter of 2010 and increased 11% in the 12 months ended March 31, 2010 compared to corresponding 2009 periods. The decrease in the first quarter was due to lower maintenance costs, while the increase in the 12-month period was due to higher maintenance costs. General and administrative expenses increased by 23% in the first quarter of 2010 and 6% in the 12 months ended March 31, 2010, compared to corresponding 2009 periods. These increases are due to higher overhead costs. Operating, maintenance, general and administrative expenses per dth transported increased to $0.09 in the first quarter of 2010 compared with $0.08 in the first quarter of 2009. Operating, maintenance, general and administrative expenses include processing and storage costs.

Depreciation expense was up 9% in the first quarter of 2010 compared to the first quarter of 2009 because of a processing plant placed in service in the fourth quarter of 2009.

QUESTAR GAS

Questar Gas reported net income of $33.1 million in the first quarter of 2010 compared with $31.8 million in the first quarter of 2009, a 4% increase. Net income for the 12 months ended March 31, 2010, was $42.9 million, up 4% from $41.4 million for the 12 months ended March 31, 2009. Operating income increased $1.4 million, or 2%, in the 2010-to-2009 first-quarter comparison due to a higher margin that more than offset higher costs. Operating income was flat in the 12 months ended March 31, 2010, compared to the 12 months ended March 31, 2009. Following is a summary of Questar Gas financial and operating results:

	3 Months Ended March 31,			12 Months Ended March 31,
	2010	2009	Change	2010	2009	Change
	(in millions)
Operating Income
Revenues
Residential and commercial sales	$342.0	$392.0	($50.0)	$824.0	$942.7	($118.7)
Industrial sales	6.6	2.3	4.3	12.6	11.4	1.2
Transportation for industrial customers	2.9	2.5	0.4	11.6	10.1	1.5
Service	1.7	1.7	-	5.4	5.7	(0.3)
Other	7.8	7.2	0.6	21.6	43.9	(22.3)
Total revenues	361.0	405.7	(44.7)	875.2	1,013.8	(138.6)
Cost of natural gas sold	237.0	293.1	(56.1)	570.5	737.2	(166.7)
Margin	124.0	112.6	11.4	304.7	276.6	28.1
Other operating expenses
Operating and maintenance	39.0	31.0	8.0	114.4	96.3	18.1
General and administrative	11.3	9.8	1.5	44.4	38.0	6.4
Depreciation and amortization	11.1	10.8	0.3	44.1	42.1	2.0
Other taxes	4.0	3.8	0.2	13.5	12.2	1.3
Total other operating expenses	65.4	55.4	10.0	216.4	188.6	27.8
Operating income	$ 58.6	$ 57.2	$ 1.4	$ 88.3	$88.0	$ 0.3

Operating Statistics
Natural gas volumes (MMdth)
Residential and commercial sales	44.6	44.5	0.1	109.5	106.8	2.7
Industrial sales	1.1	0.3	0.8	2.1	1.6	0.5
Transportation for industrial customers	16.5	16.5	-	58.0	62.8	(4.8)
Total industrial	17.6	16.8	0.8	60.1	64.4	(4.3)
Total deliveries	62.2	61.3	0.9	169.6	171.2	(1.6)
Natural gas revenue (per dth)
Residential and commercial sales	$7.66	$8.81	($1.15)	$7.52	$8.82	($1.30)
Industrial sales	6.01	7.57	(1.56)	6.08	7.22	(1.14)
Transportation for industrial customers	$0.18	$0.15	$0.03	$0.20	$0.16	$0.04
Colder (warmer) than normal temperatures	-	(1%)	1%	5%	2%	3%
Temperature-adjusted usage per customer (dth)	46.6	47.4	(0.8)	108.1	108.1	-
Customers at March 31 (thousands)	904.0	892.8	11.2	-	-	-

Margin Analysis

Questar Gas margin (revenues minus gas costs) increased $11.4 million in the first quarter of 2010 compared to the first quarter of 2009 and increased $28.1 million in the 12 months ended March 31, 2010, compared to the 12 months ended March 31, 2009. Following is a summary of major changes in Questar Gas margin:

	Change
	3 Months	12 Months
	2009 to 2010	2009 to 2010
	(in millions)
Customer growth	$1.2	$3.0
General rate case	-	1.0
Demand-side management cost recovery	11.5	26.1
Recovery of gas-cost portion of bad-debt costs	(1.5)	(5.3)
Other	0.2	3.3
Increase	$11.4	$28.1

At March 31, 2010, Questar Gas served 904,040 customers, up 1.3% from 892,829 at March 31, 2009. Customer growth increased the margin by $1.2 million in the first quarter of 2010 and $3.0 million in the 12 months ended March 31, 2010.

Temperature-adjusted usage per customer decreased 2% in the first quarter of 2010 compared to the first quarter of 2009 and was flat in the 12 months ended March 31, 2010 compared to the 12 months ended March 31, 2009. The impact on the company margin from changes in usage per customer has been mitigated by a conservation-enabling tariff that was approved by the PSCU beginning in 2006.

Weather, as measured in degree days, was normal in the first quarter of 2010 compared to 1% warmer than normal in the first quarter of 2009. Weather for the 12 months ended March 31, 2010, was 5% colder than normal compared to 2% colder than normal for the 12 months ended March 31, 2009. A weather-normalization adjustment on customer bills generally offsets financial impacts of moderate temperature variations.

Questar Gas filed a general rate case in December 2009, requesting an allowed return on equity of 10.6%, a mechanism to adjust rates for feeder-line replacement and a continuation of the CET. On April 8, 2010, Questar Gas entered into a stipulation agreement with other parties in the case to settle all issues in the case. The stipulation agreement sets an allowed return on equity of 10.35%, increases customer rates by $5.0 million, establishes a mechanism to adjust rates for feeder-line replacement and continues the CET. The stipulation agreement was approved by the PSCU with the changes in rates effective August 1, 2010.

Expenses

Cost of natural gas sold fell 19% in the first quarter of 2010 compared to the first quarter of 2009 and was down 23% in the 12 months ended March 31, 2010, compared to the 12 months ended March 31, 2009, due to lower gas purchase expenses per dth. Questar Gas accounts for purchased-gas costs in accordance with procedures authorized by the PSCU and the PSCW. Purchased-gas costs that are different from those provided for in present rates are accumulated and collected or refunded through future rate changes. As of March 31, 2010, Questar Gas had a $3.1 million under-collected balance in the purchased-gas adjustment account representing costs incurred in excess of costs recovered from customers.

Operating and maintenance expenses increased $8.0 million, or 26%, in the first quarter of 2010 compared to the first quarter of 2009 and increased $18.1 million, or 19%, in the 12 months ended March 31, 2010, compared to the 12 months ended March 31, 2009. The increases were due primarily to higher demand-side management costs of $11.5 million in the quarter and $26.1 million in the 12-month period. The demand-side management costs are for the company’s energy efficiency program and are recovered from customers through periodic rate changes. The increase in demand-side management costs were partially offset by a reduction in bad-debt costs of $1.9 million in the quarter and $6.9 million in the 12-month period. General and administrative expenses increased $1.5 million, or 15%, in the 2010 first quarter and $6.4 million, or 17% in the 12 month period ended March 31, 2010, due to higher overhead costs. Operating, maintenance, general and administrative expenses per customer were $56 in the first quarter of 2010 compared to $46 in the first quarter of 2009 as a result of higher demand-side management costs of $13 per customer.

Depreciation expense increased 3% in the first quarter of 2010 compared to the first quarter of 2009 and increased 5% in the 12 months ended March 31, 2010, compared to the 12 months ended March 31, 2009, primarily as a result of plant additions from customer growth and replacement of feeder lines.

Other Consolidated Results

Interest expense

Interest expense decreased in the first quarter and 12 months ended March 31, 2010, compared with the corresponding 2009 periods because of lower short-term borrowing rates.

Income taxes

Questar's effective combined federal and state income tax rate was 36.8% in the first quarter of 2010 compared with 36.7 % in the 2009 period.

LIQUIDITY AND CAPITAL RESOURCES

Operating Activities

Net cash provided by operating activities of continuing operations decreased 30% in the first quarter of 2010 compared to the first quarter of 2009 due to lower changes in operating assets and liabilities and lower noncash adjustments to net income. Cash sources from operating assets and liabilities were lower in 2010 primarily due to higher accounts receivable and under-collection in the purchase-gas adjustment account. Noncash adjustments to net income consist primarily of deferred income taxes and depreciation, depletion and amortization. Net cash provided by operating activities is presented below:

	3 Months Ended March 31,
	2010	2009	Change
	(in millions)
Income from continuing operations	$ 72.2	$ 65.3	$ 6.9
Noncash adjustments to net income	44.8	51.8	(7.0)
Changes in operating assets and liabilities	26.5	88.3	(61.8)
Net cash provided by operating activities of continuing operations	$143.5	$205.4	($ 61.9)

Investing Activities

A comparison of capital expenditures of continuing operations for the first quarter of 2010 and 2009 and a forecast for calendar year 2010 are presented below:

			Forecast
	3 Months Ended March 31,		12 Months Ended December 31,
	2010	2009	2010
	(in millions)
Wexpro	$ 17.5	$ 26.5	$100.0
Questar Pipeline	17.3	25.5	161.4
Questar Gas	26.1	15.0	128.9
Corporate	-	-	1.4
Total cash capital expenditures of continuing operations	60.9	67.0	391.7
Change in capital expenditure accruals	(7.6)	(21.6)	-
Total accrued capital expenditures of continuing operations	$ 53.3	$ 45.4	$391.7

Financing Activities

In the first quarter of 2010, net cash provided by operating activities of continuing operations of $143.5 exceeded net cash used in investing activities of continuing operations of $74.8 million by $68.7 million. Long-term debt was unchanged in 2010 and short-term debt decreased by a net $34.5 million in the first quarter of 2010.

Questar issues commercial paper, rated A-2 by Standard & Poor's and P-2 by Moody's, to meet short-term financing requirements. The Company maintains committed credit lines with banks to provide liquidity support. Credit commitments under the bank lines totaled $435.0 million at March 31, 2010, with no amounts borrowed. Commercial paper outstanding amounted to $134.5 million at March 31, 2010.

At March 31, 2010, combined short-term and long-term debt was 45% and equity was 55% of total capital attributable to continuing operations.

On April 22, 2010, Moody's affirmed its A3 rating of long-term debt issued by Questar Pipeline and Questar Gas and Standard

& Poor's placed the BBB+ ratings of long-term debt issued by Questar Pipeline and Questar Gas on CreditWatch with positive implications. Moody's affirmed its P-2 rating of Questar's short-term debt and Standard & Poor's placed its A-2 rating on Questar's short-term debt on CreditWatch with positive implications.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Wexpro operations are subject to various government controls and regulation at the federal, state and local levels. Wexpro must obtain permits to drill and produce, maintain bonding requirements to drill and operate wells, submit and implement spill-prevention plans, and file notices relating to the presence, use, and release of specified contaminants incidental to gas and oil production. Wexpro is also subject to various conservation matters, including the regulation of the size of drilling and spacing units, the number of wells that may be drilled in a unit and the unitization or pooling of gas and oil properties. In addition, the Utah Division of Public Utilities has oversight responsibility and retains an outside reservoir-engineering consultant and a financial auditor to assess the prudence of Wexpro's activities.

Questar Pipeline’s primary market risk exposures arise from changes in demand for transportation and storage services and competition from other pipelines. The demand for transportation and storage services will vary based on the market’s expectations about future volumes of natural gas likely to be produced in the basins served by Questar Pipeline and changes in market demand for natural gas. On some portions of its pipeline system the Company faces the risk that it will not be successful in recontracting capacity under favorable terms once existing contracts expire. Revenue may be reduced if market prices for NGL decline.

Questar Gas’s primary market risk exposures arise from changes in demand for natural gas and competition from other energy sources. The demand for natural gas will vary based on economic conditions, conservation efforts and prices. The temperature-adjusted usage per residential customer has decreased due to more energy efficient appliances and homes, and behavior changes in response to higher natural gas prices. The economic impact of this decline in usage per customer has been somewhat offset by the addition of new customers and the conservation-enabling tariff.

Credit Risk

Questar Pipeline requests credit support, such as letters of credit and cash deposits, from companies that pose unfavorable credit risks. All companies posing such concerns were current on their accounts at March 31, 2010. Questar Pipeline's largest customers include

Questar Gas, Rockies Express Pipeline, EOG Resources, XTO Energy, Wyoming Interstate Pipeline, EnCana Marketing and PacifiCorp.

Questar Gas's primary market area is located in Utah, southwestern Wyoming and southeastern Idaho. Exposure to credit risk may be affected by the concentration of customers in these regions due to changes in economic or other conditions. Customers include individuals and numerous commercial and industrial enterprises that may react differently to changing conditions. Management believes that its credit-review procedures, loss reserves, customer deposits and collection procedures have adequately provided for usual and customary credit-related losses.

Interest-Rate Risk Management

On March 31, 2010, Questar continuing operations had $831.2 million of fixed-rate long-term debt with a weighted-average life to maturity of 7.9 years. The Company also had $134.5 million of short-term debt outstanding in the form of short-maturity commercial paper notes and $27.9 million of short-term notes payable.

Forward-Looking Statements

This Current Report on Form 8-K may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "may" "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, exploration efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Among factors that could cause actual results to differ materially are:

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the risk factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2009 and discussed in Item 8.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2010;

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general economic conditions, including the performance of financial markets and interest rates;

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changes in industry trends;

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changes in laws or regulations; and

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other factors, most of which are beyond the Company's control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this Current Report on Form 8-K, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

PART II.  OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS.

Questar is involved in various commercial and regulatory claims and litigation and other legal proceedings that arise in the ordinary course of its business. A liability is recorded for a loss contingency when its occurrence is probable and damages can be reasonably estimated based on the anticipated most likely outcome. Disclosures are provided for contingencies reasonably likely to occur which would have a material adverse effect on the Company's financial position, results of operations or cash flows. Some claims involve highly complex issues relating to liability, damages and other matters subject to substantial uncertainties and, therefore, the probability of liability or an estimate of loss cannot be reasonably determined.

The Ute Indian Tribe (Tribe) claims that Questar is in breach of a Surface Use and Access Concession Agreement dated effective January 1, 2005, (SUA) between the Tribe and Questar and its former affiliates QEP Field Services and QEP Energy, and alleges that QEP Field Services failed to strictly follow the notice and application requirements of the SUA. The SUA is important to Questar to conduct pipeline and gas distribution operations on the Uintah and Ouray Indian Reservation. By letter dated July 22, 2010, the Tribe threatened to deny Questar and former Questar companies access to the Reservation. Questar denies the allegations and has notified the Tribe of potential claims of breach by the Tribe under the SUA in denying access to Questar and the parties have triggered an informal resolution process likely leading to arbitration under the SUA.

ITEM 6.  EXHIBITS.

The following exhibits are being filed as part of this report:

Exhibit No.

Exhibits

31.1.*

Chief Executive Officer Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. (Exhibit 31.1 filed in Questar's Quarterly Report on Form 10-Q for period ended March 31, 2010.)

31.2.*

Chief Financial Officer Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. (Exhibit 31.2 filed in Questar's Quarterly Report on Form 10-Q for period ended March 31, 2010.)

32.*

Chief Executive Officer and Chief Financial Officer Certification pursuant to Section 906 of the Sarbanes Oxley Act of 2002. (Exhibit 32. filed in Questar's Quarterly Report on Form 10-Q for period ended March 31, 2010.)

101.INS

XBRL Instance.

101.SCH

XBRL Taxonomy.

101.LAB

XBRL Labels.

101.PRE

XBRL Presentation.

101.CAL

XBRL Calculations.

*Exhibits so marked have been filed with the Securities and Exchange Commission as part of the indicated filing and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

(Registrant)

September 30, 2010

/s/ Ronald W. Jibson

Ronald W. Jibson,

President and Chief Executive Officer

September 30, 2010

/s/ Martin H. Craven

Martin H. Craven,

Vice President, Chief Financial Officer

and Treasurer

Exhibit List

Exhibits

31.1.*

Chief Executive Officer Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. (Exhibit 31.1 filed in Questar's Quarterly Report on Form 10-Q for period ended March 31, 2010.)

31.2.*

Chief Financial Officer Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. (Exhibit 31.2 filed in Questar's Quarterly Report on Form 10-Q for period ended March 31, 2010.)

32.*

Chief Executive Officer and Chief Financial Officer Certification pursuant to Section 906 of the Sarbanes Oxley Act of 2002. (Exhibit 32. filed in Questar's Quarterly Report on Form 10-Q for period ended March 31, 2010.)

101.INS

XBRL Instance.

101.SCH

XBRL Taxonomy.

101.LAB

XBRL Labels.

101.PRE

XBRL Presentation.

101.CAL

XBRL Calculations.

*Exhibits so marked have been filed with the Securities and Exchange Commission as part of the indicated filing and are incorporated herein by reference.